EXHIBIT 23 —	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ERNST & YOUNG LLP
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-4 No. 333-151345) of CC Media Holdings, Inc.;

2.	Registration Statement (Form S-8) pertaining to the Clear Channel 2008 Executive Incentive Plan; the Clear Channel 2008 Employee Investment Program; the Clear Channel Communications, Inc. 1997 Nonqualified Stock Option Plan; the Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan; the Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan; the Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan; the Marquee Group, Inc. 1996 Stock Option Plan, the SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (No. 333-152647); and

3.	Registration Statement (Form S-8) pertaining to the Clear Channel Nonqualified Deferred compensation Plan (No. 333-152648);
of our reports dated March 2, 2009 with respect to the consolidated financial statements and schedule of CC Media Holdings, Inc. , and the effectiveness of internal control over financial reporting of CC Media Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
San Antonio, Texas
March 2, 2009